Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

AMERICAN OUTDOOR BRANDS, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1

Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation (the “Board of Directors”) from time to time.  Any other proper business may be transacted at the annual meeting of stockholders.

Section 1.2

Special Meetings. Except as otherwise provided by or pursuant to the provisions of the corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the corporation) (as the same may be amended or amended and restated, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes may be called at any time, but only by (a) the Chairperson of the Board of Directors, (b) the President, or (c) the Board of Directors.  Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3

Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by applicable law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be amended or amended and restated, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4

Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these

Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 1.5

Quorum.  Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6

Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Proxies; Voting.

(a)

Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting, if any, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

(b)	Voting at meetings of stockholders need not be by written ballot.
(c)

Except for directors, if any, elected by the holders of any series of preferred stock of the corporation (the “Preferred Stock”) then outstanding pursuant to any applicable provisions of the Certificate of Incorporation (collectively, the “Preferred Directors” and each, a “Preferred Director”), and with respect to newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, disqualification, removal or other cause, each director shall be elected by a majority of the votes cast with respect to the nominee for election to the Board of Directors at any meeting of stockholders at which directors are to be elected by the stockholders generally entitled to vote and a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected by the stockholders generally entitled to vote, a quorum is present and a stockholder or stockholders of the corporation generally entitled to vote has or have (1) nominated one or more individuals for election to the Board of Directors in compliance with Section 1.13 of these Bylaws such that the number of nominees for election to the Board of Directors exceeds the number of open seats, and (2) not withdrawn such Nomination or Nominations on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of such meeting to the stockholders.  When a quorum is present at any meeting of stockholders, all other elections, questions or business presented to the stockholders at such meeting shall be decided by the affirmative vote of a majority of votes cast with respect to any such election, question or business presented to the stockholders unless the election, question or business is one which, by express provision of the Certificate of Incorporation, these Bylaws (including, without limitation, Article II of these Bylaws), the laws of the State of Delaware, the rules or regulations of any stock exchange applicable to the corporation or any regulation applicable to the corporation or its securities, a vote of a different number or voting by class or series is required, in which case, such express provision shall govern.

(d)

For purposes of this Section 1.7, (i) a “majority of the votes cast” means that (1) the number of shares voted “for” a nominee for election to the Board of Directors by the stockholders generally entitled to vote or (2) “for” any other election, question or business, in each case, exceeds the votes cast “against” such nominee or such other election, question or business, respectively, and (ii) “votes cast” shall not include “abstentions” and “broker non-votes”.

Section 1.8

Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, if any, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of the stockholders, if any, entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed:  (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining the stockholders, if any, entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9

List of Stockholders Entitled to Vote. The corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the corporation.  The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10

Action By Consent in Lieu of Meeting. Except as otherwise permitted by or pursuant to the provisions of the Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 1.11

Inspectors of Election. The corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by applicable law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law.  No individual who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12

Conduct of Meetings.  The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting shall be announced at the meeting by the individual presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the individual presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the individual presiding over the meeting of stockholders, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the individual presiding over the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting, the individual presiding over any meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly brought before the meeting and therefore shall be disregarded and not be considered at the meeting, and, if the

Board of Directors or the individual presiding over the meeting, as the case may be, determines that such election, question or business was not properly brought before the meeting and shall be disregarded and not be considered at the meeting, the individual presiding over the meeting shall declare to the meeting that such election, question or business was not properly brought before the meeting and shall be disregarded and not be considered at the meeting, and any such election, question or business shall not be transacted or considered at the meeting.  Unless and to the extent determined by the Board of Directors or the individual presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13Notice of Stockholder Business and Nominations.

(a) Annual Meetings.

(1)Nominations of one or more individuals for election to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations to be considered by the stockholders (“Business”) may be made at an annual meeting of stockholders only:

(A)pursuant to the corporation’s notice of meeting (or any supplement thereto), provided, however, that reference in the corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations;

(B)by or at the direction of the Board of Directors; or

(C)by any stockholder who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary at the principal executive offices of the corporation, who is entitled to vote at the annual meeting of stockholders and who complies with the notice procedures set forth in this Section 1.13(a).

(2)For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.13(a)(1)(C), the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper subject for stockholder action under applicable law.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(A)as to each Nomination to be made by such stockholder:

(i)the name, age, business address and residence address of the individual subject to such Nomination (the “Stockholder Nominee”);

(ii)all other information relating to the Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the corporation;

(iii)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the stockholder giving the notice or the beneficial owner, if any, on whose behalf the Nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the Stockholder Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such stockholder or such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the Stockholder Nominee were a director or executive officer of such registrant; and

(iv)the Stockholder Nominee’s written consent to being named in the corporation’s proxy statement as a nominee and to serving as a director of the corporation if elected;

(B)as to the Business that the stockholder proposes to bring before the annual meeting of stockholders, a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such Business at such meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made:

(i)the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner;

(ii)the class or series and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner;

(iii)a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting of stockholders to propose such Nomination or Business;

(iv)a representation whether the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, intends or is part of a group that intends:

(x)to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares of stock required to approve or adopt the Business or elect the Stockholder Nominee; and/or

(y)otherwise to solicit proxies from stockholders of the corporation in support of such Business or Nomination;

(v)a description of any agreement, arrangement or understanding with respect to the Nomination or Business between or among the stockholder or the beneficial owner, if any, on the one hand, and any of their respective affiliates and associates, or any other person acting in concert therewith, on the other hand, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable);

(vi)a description of any agreement, arrangement or understanding (including, without limitation, with respect to any profit interests, options, hedging transactions, borrowed or loaned shares, or other derivative positions) that has been entered into as of the date of the notice by, or on behalf of, the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s capital stock, or to maintain, increase or decrease the voting power of the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, with respect to shares of the corporation (any such agreement, arrangement or understanding, a “Derivative Instrument”);

(vii) a description of the terms of, and the number of shares subject to, any short interest in any securities of the corporation in which the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, has an interest (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if the person or any of its affiliates and associates, directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(viii)a description of any proportionate interest in the shares of the corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, of such general or limited partnership or similar entity or is the manager or managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(ix)a description of the terms of any performance-related fees (other than asset-based fees) that the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, is entitled to based on any increase or decrease in the value of shares of the corporation or any Derivative Instruments; and

(x)a description of (I) any significant equity interest of the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, in a competitor of the corporation, and (II) any direct or indirect pecuniary interest of the stockholder or the beneficial owner, if any, or any of their respective affiliates and associates, or any other person acting in concert therewith, in any material contract with a competitor of the corporation; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of such stockholder’s intention to present such Business at an annual meeting of stockholders of the corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting of stockholders.

(3)Notwithstanding anything in the second sentence of Section 1.13(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming the nominees for election to the additional directorships at least one-hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 1.13(a)(2) shall also be considered timely, but only with respect to nominees for election to the new directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(b)

Special Meetings.  Only such Business shall be conducted at a special meeting of stockholders of the corporation as shall have been brought before such meeting pursuant to the corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which directors are to be elected:

(1)pursuant to the corporation’s notice of meeting (or any supplement thereto) as aforesaid; or

(2)in the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, by any stockholder of the corporation who is entitled to vote at such special meeting with respect to the election of directors, who complies with the notice procedures set forth in this Section 1.13(b), and who is a stockholder of record at the time such notice is delivered to the Secretary as provided for in this Section 1.13.

In the event that a special meeting of stockholders of the corporation is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make a Nomination or Nominations (as the case may be) of one or more individuals (as the case may be) for election to such position(s) specified in the corporation’s notice of meeting, if the stockholder’s notice as required by Section 1.13(a)(2) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the (10th) tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	Stockholder Nominee.

(1)To be eligible to be a Stockholder Nominee pursuant to this Section 1.13 at any annual or special meeting of stockholders, the Stockholder Nominee must complete and deliver (within the time period specified in this Section 1.13 for delivery of a stockholder’s notice), to the Secretary at the principal executive offices of the corporation, a written questionnaire providing information with respect to the background, experience and qualifications of such Stockholder Nominee, together with a written representation and agreement of such Stockholder Nominee (the questionnaire, representation and agreement to be in the form provided by the Secretary upon written request) that such Stockholder Nominee:

(A)is not and will not become a party to, and is not and will not be bound by:  (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such Stockholder Nominee, if elected as a director of the  corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not be disclosed to the corporation, or (ii) any Voting Commitment or other agreement, arrangement or understanding or fiduciary capacity that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;

(B)is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, indemnification or advancements in connection with any service, action or omission in his or her capacity as a director of the corporation that has not been disclosed to the corporation;

(C)is not and will not become a party to any Derivative Instrument, and does not and will not acquire any short interest in any securities of the corporation, in each case, that has not been disclosed to the corporation; and

(D)will be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, business conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation (and that, to evidence such Stockholder Nominee’s undertaking and commitment to so comply, such Stockholder Nominee will execute and deliver to the corporation all such agreements and instruments that the corporation requires of each of its directors).

(2)At the written request of the corporation, the Stockholder Nominee shall promptly, but in any event within five (5) business days of such request, submit any additional completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as the corporation may reasonably request in order for the corporation to comply with its disclosure obligations under applicable law or, as of the date on which the stockholder’s notice required by Section 1.13(a)(2) was delivered or a date subsequent thereto, determine whether such notice satisfies the requirements of this Section 1.13 or ascertain whether the Stockholder Nominee is eligible for nomination pursuant to this Section 1.13. The corporation may request such additional information as necessary to permit the Board of Directors to determine if the Stockholder Nominee is qualified and suitable to serve as a director of the corporation, eligible to serve as an “independent director” or “audit committee financial expert” of the corporation under applicable law, the rules or regulations of any stock exchange applicable to the corporation, any regulation applicable to the corporation or its securities, or any publicly disclosed corporate governance guideline or committee charter of the corporation, and such other information as could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the Stockholder Nominee.  If the Stockholder Nominee fails to furnish such requested information, such Nomination shall not be considered made in compliance with this Section 1.13 and shall be disregarded and not be considered at the meeting of stockholders before which such Nomination is proposed to be brought, notwithstanding that proxies in respect of such vote or such Stockholder Nominee may have been received by the corporation.

(3)Only individuals who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible for election as directors of the corporation at a meeting of stockholders, and only such Business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13.

(4)Except as otherwise provided by applicable law, the Certificate of Incorporation, or this Section 1.13, the Board of Directors or the individual presiding over the meeting of stockholders, in each case, shall have the power and duty to determine whether a Nomination or any Business proposed to be brought before the meeting of stockholders pursuant to this Section 1.13 was or was not made, proposed or brought, as the case may be, in accordance with the procedures set forth in this Section 1.13 and therefore shall be disregarded and not be considered or transacted at the meeting. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of such stockholder) does not appear at the meeting of stockholders of the corporation to present a Nomination or Business pursuant to this Section 1.13, such Nomination or Business shall not be considered made in accordance with this Section 1.13 and shall be disregarded and not be considered or transacted at the meeting of stockholders before which such Nomination or Business is proposed to be brought, notwithstanding that proxies in respect of such vote or such Stockholder Nominee or Business may have been received by the corporation.

(5)For purposes of this Section 1.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(6)Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13.

(7)Nothing in this Section 1.13 shall be deemed to affect any rights:

(A)of stockholders to request inclusion of proposals in the corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 (to the extent the corporation or such proposals are subject to Rule 14a-8); or

(B)of the holders of (i) any series of Preferred Stock then outstanding to nominate one or more Preferred Directors or (ii) any other class or series of stock of the corporation to nominate directors or to propose other business, in each case, with respect to which such holders are entitled, by or pursuant to the provisions of the Certificate of Incorporation, to vote or consent separately as a single class or series.

ARTICLE II

Board of Directors

Section 2.1

Number; Qualifications.  Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock outstanding to elect one or more Preferred Directors, the Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors, the exact number thereof to be determined from time to time by resolution of the Board of Directors.  Directors need not be stockholders.

Section 2.2

Election of Directors.  The Board of Directors (other than any Preferred Directors) shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III.  The Board of Directors is hereby expressly authorized to assign members of the Board of Directors (other than any Preferred Directors) already in office to such classes at the time the classification becomes effective.  The Class I directors shall initially serve until the 2021 annual meeting of stockholders; the Class II directors shall initially serve until the 2022 annual meeting of stockholders; and the Class III directors shall initially serve until the 2023 annual meeting stockholders. Commencing with the annual meeting of stockholders in 2021, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, disqualification or removal.  In case of any increase or decrease, from time to time, in the number of directors (other than any Preferred Directors), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible.

Section 2.3

Resignation; Vacancies.  Any director may resign at any time upon notice to the corporation.  Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.  Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.4	Meetings.
(a)

A regular meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders or at such other place within or without the State of Delaware as the Board of Directors may determine.  Any other regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

(b)

Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the President or a majority of the directors then in office.  Notice of a special meeting of the Board of Directors shall be given by the individual or individuals calling the meeting (1) by courier service or electronic transmission at least twenty-four (24) hours before the special meeting, or (2) by U.S. mail, postage prepaid at least four (4) days before the special meeting.

Section 2.5

Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.6

Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business.  Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7

Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in their absence by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting.

Section 2.8	Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.
Section 2.9

Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE III

Committees

Section 3.1

Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2

Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1	Fundamental, Executive and Appointed Officers; Election; Term of Office; Qualifications.
(a)

The Board of Directors shall elect a President, a Secretary, and a Treasurer and may, if it so determines, choose a Chairperson of the Board of Directors, a Vice Chairperson of the Board of Directors, a Chief Executive Officer and a Chief Financial Officer and one or more Vice Presidents (such officers of the corporation, collectively, the “fundamental officers” and each, an “fundamental officer” and such fundamental officers determined by the Board of Directors to be executive officers, the “executive officers” and each, an “executive officer”).  Each of the fundamental officers shall hold office until the regular meeting of the Board of Directors held immediately following the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

(b)

The Board of Directors or the President may also elect one or more other officers as the Board of Directors or the President, as the case may be, shall from time to time deem necessary or desirable (such officers of the corporation, collectively, the “appointed officers” and each, an “appointed officer”); provided that any such officer elected by the President shall be reported to the Board of Directors.  Each of the appointed officers shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

(c)

Any number of offices may be held by the same individual.  Any officer of the corporation other than the Chairperson of the Board of Directors or the Vice Chairperson of the Board of Directors, if any, may be, but is not required to be, a director.

(d)	As used in these Bylaws, “officer of the corporation” shall refer to the fundamental officers and/or the appointed officers, as the context may require.
Section 4.2	Resignation; Removal.
(a)	Any officer of the corporation may resign at any time upon written notice to the corporation.
(b)

The Board of Directors may remove any fundamental officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such fundamental officer, if any, with the corporation.

(c)

The Board of Directors or the President may remove any appointed officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such appointed officer, if any, with the corporation.

Section 4.3Vacancies.

(a)

Any vacancy occurring in any fundamental office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

(b)

Any vacancy occurring in any appointed office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting or by the President.

Section 4.4	Powers and Duties of Officers.
(a)

The Chairperson of the Board of Directors shall, when present, preside over all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform all such duties and functions as may be prescribed by the Board of Directors or these Bylaws and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.  The Chairperson of the Board of Directors may from time to time, with the approval of a majority of the Board of Directors, delegate to the Vice Chairperson of the Board of Directors, if any, or the President, the duties of presiding over meetings of the stockholders and of the Board of Directors.

(b)

In the absence or the incapacity of the Chairperson of the Board of Directors, the Vice Chairperson of the Board of Directors shall preside over all meetings of the stockholders and of the Board of Directors, but shall not have any other powers or duties and functions of the Chairperson of the Board of Directors with respect to supervision or control of the business or other officers of the corporation, except insofar as such powers or duties and functions may be expressly prescribed by the Chairperson of the Board of Directors, the Board of Directors or these Bylaws.

(c)

In the absence or incapacity of the Chairperson of the Board of Directors and subject to the powers or duties and functions of the Vice Chairperson of the Board of Directors, the President shall perform all the duties and functions and shall have all the powers of the Chairperson of the Board of Directors.  The President shall have such other powers and perform such other duties and functions as may be prescribed by the Board of Directors or these Bylaws and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.

(d)

The Vice Presidents shall have such powers and perform such duties and functions as from time to time may be prescribed for them by the Board of Directors or these Bylaws and, to the extent not so provided, as generally pertain to such offices, subject to the control of the Board of Directors.

(e)

The Secretary shall (1) record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of the stockholders and the Board of Directors, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors, the number of shares present or represented at meetings of the stockholders, and the proceedings thereof, (2) keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes or series of shares held by each, the number and date of certificates (if any) issued for the same, and the number and date of cancellation of every certificate (if any) surrendered for cancellation, (3) give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these Bylaws or by applicable law, (4) keep the seal of the corporation in safe custody, and (5) have such other powers and perform such other duties and functions as may be prescribed by the Board of Directors or these Bylaws and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.

(f)

The Treasurer shall (1) keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares, (2) deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors, (3) disburse the funds of the corporation as may be ordered by the Board of Directors, (4) render to the Chairperson of the Board of Directors, the President, and the Board of Directors, whenever they request it, and (5) have such other powers and perform such other duties and functions as may be prescribed by the Board of Directors or these Bylaws and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.

(g)

Any other officers of the corporation shall have such powers and perform such duties and functions in the management of the corporation as may be prescribed by the Board of Directors or these Bylaws and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

(h)	The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Section 4.5

Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors or by these Bylaws, the the President, any Vice President or any other officer of the corporation designated by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the corporation, for, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, for, in the name of, and on behalf of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

ARTICLE V

Stock

Section 5.1

Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two (2) authorized officers of the corporation representing the number of shares registered in certificate form.  Each of the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, in addition to any other officers of the corporation authorized by the Board of Directors or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.  The corporation shall not have the power to issue a certificate in bearer form.

Section 5.2

Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3

Restrictions.  If the corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain the following legend:

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S BYLAWS (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.

ARTICLE VI

Indemnification

Section 6.1

Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the corporation or a director level or above employee of the corporation or any of its consolidated subsidiaries (as shown in the corporation’s or the applicable covered subsidiary’s, as the case may be, human resources records) or, while a director or officer of the corporation or a director level or above employee of the corporation or any of its consolidated subsidiaries (as shown in the corporation’s or the applicable covered subsidiary’s, as the case may be, human resources records), is or was serving at the request of the corporation or any of its consolidated subsidiaries as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2

Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3

Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim.  In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4

Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5

Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request or the request of any of its consolidated subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6

Amendment or Repeal. Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

Section 6.7

Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8

Certain Terms.  For purposes of this Article VI:  (a) references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and (d) references to “serving at the request of the corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the corporation or any of its controlled subsidiaries which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE VII

Miscellaneous

Section 7.1	Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
Section 7.2	Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
Section 7.3

Manner of Notice.  Except as otherwise provided by these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation.  Notice to directors may also be given by telecopier, telephone or other means of electronic transmission.

Section 7.4	Checks, Drafts, Etc.; Loans; Contracts.
(a)

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

(b)

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution or resolutions of the Board of Directors; such authority may be general or confined to specific instances.

(c)

Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers of the corporation, agent or agents, to enter into any contract or execute any instrument, for, in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer of the corporation, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose of for any amount.  Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairperson of the Board of Directors, the President, or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer shall, to the fullest extent permitted by applicable law, be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same.

Section 7.5

Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.6

Form of Records. Any records administered by or on behalf of the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases; provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.

Section 7.7

Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.  In addition to any affirmative vote required by the Certificate of Incorporation, any bylaw that is to be made, altered, amended or repealed by the stockholders of the corporation shall receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) in voting power of the then outstanding shares of stock of the corporation entitled to vote, voting together as a single class.

Section 7.8

Forum for Adjudication of Disputes.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the corporation to the corporation or the corporation’s stockholders, (c) any civil action to interpret, apply or enforce any provision of the General Corporation Law of the State of Delaware, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants.  Failure to enforce the foregoing provisions of this Section 7.7 would cause the corporation irreparable harm and the corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person purchasing or otherwise acquiring any interest in shares of stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 7.7.

Adopted Effective As of _______ ____, 2020.